Exhibit 30(h)(xii)

SCHEDULE A

Effective as of August 1, 2006, this Schedule A to the Participation Agreement is hereby amended as follows:

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios

Pruco Life Flexible Premium Annuity Account est. June 16, 1995	Discovery Select Annuity Contract	T. Rowe Price International Series, Inc. •T. Rowe Price International Stock Portfolio T. Rowe Price Equity Series, Inc. •T. Rowe Price Equity Income Portfolio
Pruco Life Flexible Premium Annuity Account est. June 16, 1995	Discovery Choice Annuity Contract	T. Rowe Price International Series, Inc. •T. Rowe Price International Stock Portfolio T. Rowe Price Equity Series, Inc. •T. Rowe Price Equity Income Portfolio
Pruco Life Variable Appreciable Account est. January 13, 1984	Variable Universal Life Insurance Policy	T. Rowe Price International Series, Inc. •T. Rowe Price International Stock Portfolio
Pruco Life Variable Universal Account est. April 17, 1989	Pruselect I Variable Universal Life Policy	T. Rowe Price International Series, Inc. •T. Rowe Price International Stock Portfolio
Pruco Life Variable Universal Account est. April 17, 1989	Pruselect II Variable Universal Life Policy	T. Rowe Price International Series, Inc. •T. Rowe Price International Stock Portfolio
Pruco Life Variable Universal Account est. April 17, 1989	Pruselect III Variable Universal Life Policy	T. Rowe Price International Series, Inc. •T. Rowe Price International Stock Portfolio
Pruco Life Variable Universal Account est. April 17, 1989	Survivorship Variable Universal Life Policy	T. Rowe Price International Series Inc. •T. Rowe Price International Stock Portfolio
Pruco Life Variable Contract Account M est. March 30, 2001	Magnastar Variable Universal Life Policy	T. Rowe Price International Series Inc. •T. Rowe Price International Stock Portfolio

Pruco Life Variable Contract Account M-2 est. May 4, 2001	Magnastar Variable Universal Life Policy	T. Rowe Price International Series Inc. •T. Rowe Price International Stock Portfolio
Pruco Life Variable Contract Account M est. March 30, 2001	Magnastar Survivorship Variable Universal Life Policy	T. Rowe Price International Series Inc. •T. Rowe Price International Stock Portfolio

IN WITNESS WHEREOF, Pruco Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 8th day of July, 1996.

COMPANY: PRUCO LIFE INSURANCE COMPANY
By its authorized officer,
By: /S/
Title:
Date:

FUND: T. ROWE PRICE INTERNATIONAL SERIES, INC.
By its authorized officer,
By: /S/
Title: Vice President
Date: 8/25/06

FUND: T. ROWE PRICE EQUITY SERIES, INC.
By its authorized officer,

By: /S/
Title: Vice President
Date: 8/25/06

UNDERWRITER: T. ROWE RICE INVESTMENT SERVICES, INC.
By its authorized officer,

By: /S/
Title: V.P.
Date: 8/25/06